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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 stock Plan, Actamed Corp. 1992 Stock Option Plan, Actamed Corp. 1993 Class B Common Stock Option Plan, Actamed Corp. 1994 Stock Option Plan, Actamed Corp. 1995 Stock Option Plan. Actamed Corp. 1996 Stock Option Plan, Actamed Corp. 1996 Director Stock Option Plan as amended, Actamed Corp. 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan of our report dated February 16, 1999, with respect to the consolidated financial statements of Healtheon Corporation for the year ended December 31, 1998 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        ERNST & YOUNG LLP
Palo Alto, California
August 3, 1999